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                                                                      EXHIBIT 21

                     SUBSIDIARIES OF THE ALLEN TELECOM INC.
                     --------------------------------------

The following is a list of the subsidiaries of Allen Telecom Inc. (Delaware,
02-03-69), and indented, subsidiaries of such subsidiaries, including in each case the state or other jurisdiction in which each subsidiary was incorporated or organized, and indicating in each case the percentage of voting securities owned by the immediate parent.
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                                              STATE/COUNTRY OF
NAME OF CORPORATION                            INCORPORATION             DATE          %
-------------------                            -------------             ----          -

The Allen Group Canada Limited                 Ontario, Canada       04-19-72        100

The Allen Group International, Inc.            Delaware              07-19-73        100

The Allen Group GmbH                           Germany               09-29-70        100

The Allen Group Internat'l Sales Corp.         Barbados              09-15-94        100

Allen Telecom Canada, Inc. (2)                 Ontario               04-14-93         80

Antenna Specialists Co., Inc.                  Delaware              10-07-88        100

   Antespec, S.A. de C.V.                      Mexico                11-14-88        100

Decibel Mobilcom GmbH (1)                      Germany               07-28-90        100

Decibel Mobilcom Limited (1)                   England               01-31-91        100

RF Micro Devices, Inc.                         North Carolina        02-27-92       12.4

Orion Far East Management Inc. (1)             Delaware              07-16-81        100

Orion Industries, Inc., Limited (1)            Hong Kong             06-01-71        100

   Orion Imports & Exports Limited (1)         Hong Kong             09-07-73        100

   Orion Industries, Inc. Japan (1)            Japan                    09-73        100

   Orion Industries Taiwan Limited (1)         Taiwan                   10-73        100

Allen Telecom Group (Italia) S.r.l.            Italy                 11-14-94        100

FOR.E.M. S.p.A. (3)                            Italy                 10-10-72         80

   FOREM France S.a.r.l. (4)                   France                    1993         96

   FOREM (UK) Limited                          U.K.                      1988        100

   MIKOM G.m.b.H. (5)                          Germany               05-07-85         62

      Mitras Ltd. (6)                          Hungary                   1992         60

      Mikom Vertriebs and Service GmbH (7)     Austria               10-18-96         60

Teamwork ATG Party Ltd.                        Australia             07-23-96       19.8

Tekmar Sistemi S.r.l. (8)                      Italy                     1996       64.3

Allen Telecomunicadoes do Brasil Ltda (9)      Brazil                   11-95        100

MARTA Technologies, Inc.                       Delaware              10-14-92        100


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                                              STATE/COUNTRY OF
NAME OF CORPORATION                            INCORPORATION             DATE          %
-------------------                            -------------             ----          -

Allen Telecom Group Limited (1)                U.K.                  05-08-72        100

Signal Science, Incorporated                   California            09-25-74        100

Telecom Wireless Solutions, Inc.               Delaware              10-31-94         19

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(1)      These subsidiaries are not significant in the aggregate and are no longer active.

(2)      80% of the outstanding capital stock of this subsidiary is owned by Allen Telecom
         Inc. and the remaining 20% is owned by senior management of Allen Telecom Canada,
         Inc.

(3)      80% of the outstanding capital stock of this subsidiary is owned by Allen Telecom
         Group (Italia) S.r.l., which also owns options to acquire the remaining 20%.

(4)      96% of the outstanding capital stock of this subsidiary is owned by FOR.E.M.
         S.p.A. and the remaining 4% is owned by senior management of FOREM France
         S.a.r.l.

(5)      62% of the outstanding capital stock of this subsidiary is owned by FOR.E.M.
         S.p.A. and the remaining 38% is owned by the managing director of MIKOM G.m.b.H.

(6)      60% of the outstanding capital stock of this subsidiary is owned by MIKOM
         G.m.b.H. and the remaining 40% is owned by senior management of Mitras Ltd.

(7)      60% of the outstanding capital stock is owned by MIKOM G.m.b.H. and the remaining
         40% is owned by the partners of MIKOM G.m.b.H. in the venture.

(8)      64.3% of the outstanding capital stock of this subsidiary is owned by Allen
         Telecom Group, Inc. which also owns options to acquire the remaining 35.7%.

(9)      99% of the outstanding capital stock of this subsidiary is owned by Allen Telecom
         Inc. and the remaining 1% is owned by The Allen Group International, Inc.
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